U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 17,1996





                         H.E.R.C. PRODUCTS INCORPORATED
             (Exact name of registrant as specified in its charter)


       Delaware                         1-13012                   86-0570800
-----------------------------  -------------------------   --------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)

 2202 West Lone Cactus Drive, Suite #15, Phoenix, Arizona            85027
----------------------------------------------------------        -----------
       (Address of principal executive offices)                    (Zip code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




       Registrant's telephone number, including area code: (602) 492-0336





























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Item 2.  Acquisition or Disposition of Assets

         On December 17, 1996, H.E.R.C. Products Incorporated ("Company") completed a private placement of 170,000 shares of Class A Preferred Stock to accredited investors. The Company received aggregate proceeds of $1,700,000 from this offering. Perrin, Holden & Davenport Capital Corp. ("PHD") acted as the exclusive placement agent of the offering. PHD was paid commissions of $170,000 (10%) and was issued a warrant entitling it to purchase 85,000 shares of Common Stock of the Company at a purchase price of $3.00 per share, exercisable until December 10, 2001.

         The Class A Preferred Stock has a stated value of $10.00 per share. The holders of the Class A Preferred Stock are entitled to receive dividends at the rate of 10% of the stated value ($1.00 per share) per annum from the date of issuance through the conversion date ("Conversion Date"), payable solely in shares of Common Stock of the Company. The holders of Class A Preferred Stock shall have the right, at such holder's option, at any time or from time to time, to convert each share of Class A Preferred Stock and the accrued amount of dividends thereon into a number of shares of Common Stock determined by dividing the stated value of the Class A Preferred Stock being converted, plus the accrued dividends thereon through the Conversion Date, by the greater of (i) 75% of the average closing bid price of the Common Stock for the five consecutive trading days ending immediately prior to the date notice of conversion is given to the Company ("Fair Market Value"), or (ii) $.10. The Class A Preferred Stock will automatically convert at the above rate on December 17, 1999. Generally, the closing bid price will be as reported by The Nasdaq Stock Market, Inc., which is the principal market for the Company's Common Stock. The Company will not issue any fractional shares of Common Stock pursuant to any conversion, but instead, will round up or down to the nearest whole number of shares issuable upon conversion.

         The Class A Preferred Stock does not carry any redemption or voting rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Preferred Stock will participate with the holders of the Common Stock as if the Class A Preferred Stock was fully converted immediately prior to the event.

         The Company has agreed to register for resale under a registration statement filed pursuant to the Securities Act of 1933, as amended, and such state "blue sky" laws as are reasonably requested by the holders of the Class A Preferred Stock, the shares of Common Stock into which the Class A Preferred Stock and the related dividends may be converted and the Common Stock underlying the warrant issued to PHD. The Company has agreed to use its best efforts to have the registration statement declared effective by February 14, 1997 and has undertaken to have it declared effective by April 15, 1997. If the registration statement is not declared effective by April 15, 1997, the conversion rate of the Class A Preferred Stock will be reduced to 72.5% of the Fair Market Value.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Unaudited Financial Statements of Business Acquired

                  Not applicable.



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         (b)      Unaudited Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits


4.1 Form of Subscription Agreement between the Company and purchasers of the Class A Preferred Stock.
4.2         Warrant issued by the Company to Perrin, Holden & Davenport Capital
            Corp.
4.3         Agency Agreement between the Company and Perrin, Holden &
            Davenport Capital Corp. dated as of November 15, 1996, as amended on December 5, 1996.
99.1 Certificate of Designations, Preferences and Other Rights and Qualification of the Class A Preferred Stock, as amended.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   December 19, 1996                       H.E.R.C. PRODUCTS INCORPORATED



                                               /s/ S. Steven Carl
                                         ---------------------------------------
                                          S. Steven Carl, Chairman of the Board
                                                 and Chief Executive Officer



                                              /s/ Gary S. Glatter
                                ------------------------------------------------
                                   Gary S. Glatter, President, Chief Operating
                                 Officer, Chief Financial Officer and Treasurer



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